                                                                    EXHIBIT 10.1


                      SERIES 2000-2 NOTE PURCHASE AGREEMENT


                 VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE,
                                 SERIES 2000-2,


                           dated as of June 29, 2000,


                                      among


                        TEAM FLEET FINANCING CORPORATION,


                        BUDGET GROUP, INC., as Servicer,


          TWIN TOWERS, INC., DEUTSCHE BANK AG, New York Branch, as The
                           Committed Note Purchaser,
                                      and


                   DEUTSCHE BANK AG, New York Branch, as Agent

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
                                             ARTICLE I
                                            DEFINITIONS

SECTION 1.01      Definitions...............................................................   2

                                             ARTICLE II
                                  PURCHASE AND SALE OF SERIES 2000-2 NOTE

SECTION 2.01      The Initial Note Purchase.................................................   7
SECTION 2.02      Advances..................................................................   7
SECTION 2.03      Borrowing Procedures......................................................   8
SECTION 2.04      The Series 2000-2 Note....................................................   8
SECTION 2.05      Commitment Terms..........................................................   8
SECTION 2.06      Selection of Interest Rates...............................................   8

                                             ARTICLE III
                                          INTEREST AND FEES

SECTION 3.01      Interest..................................................................   9
SECTION 3.02      Fees......................................................................   9
SECTION 3.03      Eurodollar Lending Unlawful...............................................   9
SECTION 3.04      Deposits Unavailable......................................................  10
SECTION 3.05      Increased Costs, etc......................................................  10
SECTION 3.06      Funding Losses............................................................  11
SECTION 3.07      Increased Capital Costs...................................................  12
SECTION 3.08      Taxes.....................................................................  12
SECTION 3.09      Carrying Charges..........................................................  13

                                             ARTICLE IV
                                         OTHER PAYMENT TERMS

SECTION 4.01      Time and Method of Payment................................................  14

                                             ARTICLE V
                                             THE AGENT

SECTION 5.01      Authorization and Action..................................................  14
SECTION 5.02      Delegation of Duties......................................................  14
SECTION 5.03      Exculpatory Provisions....................................................  14
SECTION 5.04      Reliance..................................................................  15
SECTION 5.05      Non-Reliance on the Agent and Other Purchasers............................  15
SECTION 5.06      The Agent in its Individual Capacity......................................  15
SECTION 5.07      Successor Agent...........................................................  15

                                            ARTICLE VI
                                    REPRESENTATIONS AND WARRANTIES

SECTION 6.01      TFFC .....................................................................  16
SECTION 6.02      Servicer..................................................................  17
SECTION 6.03      Series 2000-2 Note Purchaser..............................................  17

                                             ARTICLE VII
                                             CONDITIONS

SECTION 7.01      Conditions to Issuance....................................................  19
SECTION 7.02      Conditions to Initial Borrowing...........................................  19
SECTION 7.03      Conditions to Each Borrowing..............................................  19

                                             ARTICLE VIII
                                              COVENANTS

SECTION 8.01      Covenants.................................................................  20

                                             ARTICLE IX
                                      MISCELLANEOUS PROVISIONS

SECTION 9.01      Amendments................................................................  21
SECTION 9.02      No Waiver; Remedies.......................................................  21
SECTION 9.03      Binding on Successors and Assigns.........................................  22
SECTION 9.04      Survival of Agreement.....................................................  23
SECTION 9.05      Payment of Costs and Expenses; Indemnification; Payment of
                  Costs and Expenses........................................................  23
SECTION 9.06      Characterization as Related Document; Entire Agreement....................  24
SECTION 9.07      Notices...................................................................  24
SECTION 9.08      Severability of Provisions................................................  25
SECTION 9.09      Tax Characterization......................................................  25
SECTION 9.10      No Proceedings; Limited Recourse..........................................  25
SECTION 9.11      Confidentiality...........................................................  27
SECTION 9.12      Governing Law.............................................................  27
SECTION 9.13      Jurisdiction..............................................................  27
SECTION 9.14      Waiver of Jury Trial......................................................  28

                      SERIES 2000-2 NOTE PURCHASE AGREEMENT


         THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT, dated as of June 29, 2000 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is made among TEAM FLEET FINANCING CORPORATION, a Delaware corporation ("TFFC"), BUDGET GROUP, INC., a Delaware corporation ("Budget" or the "Servicer"), TWIN TOWERS, INC., a Delaware corporation ("Twin Towers" or the "Conduit"), DEUTSCHE BANK AG, New York Branch, a German banking corporation ("DB"), as Committed Note Purchaser (in such capacity, together with any successors in such capacity, the "Committed Note Purchaser") and Deutsche Bank AG, New York Branch, as agent for Twin Towers and the Committed Note Purchaser (in such capacity, the "Agent").

                                   BACKGROUND

         1. Contemporaneously with the execution and delivery of this Agreement, TFFC, as issuer, and Bankers Trust Company, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee") are entering into the Series 2000-2 Supplement, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 2000-2 Supplement"), to the Amended and Restated Base Indenture, dated as of December 1, 1996 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), among TFFC, as Issuer, Budget, as Servicer and Budget Interestholder and the Trustee, pursuant to which TFFC will issue the Variable Funding Rental Car Asset Backed Note, Series 2000-2 (the "Series 2000-2 Note").

         2. TFFC wishes to issue the Series 2000-2 Note in favor of the Series 2000-2 Note Purchaser and obtain the agreement of the Series 2000-2 Note Purchaser to make loans from time to time (each, an "Advance") for the purchase of Series 2000-2 Invested Amounts, all of which Advances (including the Initial Advance) will constitute Increases, and all of which Advances (including the Initial Advance) will be evidenced by the Series 2000-2 Note purchased in connection herewith and will constitute purchases of Series 2000-2 Invested Amounts corresponding to the amount of such Advances. Subject to the terms and conditions of this Agreement, the Series 2000-2 Note Purchaser is willing to make Advances from time to time to fund purchases of Series 2000-2 Invested Amounts in an aggregate outstanding amount up to the Commitment Amount until the commencement of the Series 2000-2 Rapid Amortization Period. Budget has joined in this Agreement to confirm certain representations, warranties and covenants made by it as Servicer for the benefit of the Series 2000-2 Note Purchaser and the Committed Note Purchaser.

                                    ARTICLE I
                                   DEFINITIONS


         SECTION 1.1 Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in Article 1 of the Series 2000-2 Supplement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof. In addition, the following terms shall have the following meanings and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

         "Advance" has the meaning set forth in paragraph 2 of the recitals hereto.

         "Advance Request" has the meaning set forth in Section 7.03(c).

         "Affected Person" has the meaning set forth in Section 3.05.

         "Aggregate Unpaids" has the meaning set forth in Section 5.01.

         "Applicable Law" means, for any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, orders, or other action of any Court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

         "Base Rate" means, on any date, a fluctuating interest rate per annum equal to the higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus 0.5%.

         "Base Rate Tranche" means that portion of the Series 2000-2 Invested Amount purchased or maintained with Advances which bear interest by reference to the Base Rate.

         "Borrowing" has the meaning set forth in Section 2.02.

         "Commitment" means the obligation of the Committed Note Purchaser to fund Advances in lieu of Twin Towers pursuant to Section 2.01, in an aggregate stated amount up to the Series 2000-2 Maximum Invested Amount, as such amount may be modified from time to time by written agreement among the Committed Note Purchaser, the Servicer and TFFC in accordance with the terms hereof.

         "Commitment Amount" means, as to the Series 2000-2 Note Purchaser, the Series 2000-2 Maximum Invested Amount, as such amount may be modified from time to time by written agreement among the Series 2000-2 Note Purchaser, the Servicer and TFFC in accordance with the terms hereof.

         "Commitment Termination Date" means the earlier of (i) the date on which all Advances are repaid and (ii) the September 2000 Distribution Date.

         "Committed Note Purchaser" means Deutsche Bank AG, New York Branch, and its permitted successors and/or assigns.

         "Confidential Information", for purposes of this Agreement, has the meaning set forth in Section 9.11.

         "CP Rate" means, for any day during any Series 2000-2 Interest Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by Twin Towers from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by Twin Towers maturing on dates other than those certain dates on which Twin Towers is to receive funds) in respect of the promissory notes issued by Twin Towers that are allocated in whole or in part by the Agent (on behalf of Twin Towers) to fund or maintain the Series 2000-2 Invested Amount during such period, as determined by the Agent (on behalf of Twin Towers), which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Agent (on behalf of Twin Towers), (ii) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of Twin Towers' commercial paper program in connection with the preparation, completion, issuance, delivery or payment of Series 2000-2 Commercial Paper, and (iii) other borrowings by Twin Towers including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

         "DB" means Deutsche Bank AG, New York Branch and its permitted successors and/or assigns.

         "Domestic Office" means, the office of the Committed Note Purchaser designated as such below its name on the signature page hereof, if any, or such other office of the Committed Note Purchaser as designated from time to time by written notice from the Committed Note Purchaser to TFFC, inside the United States, which shall be making or maintaining Advances other than Eurodollar Advances of the Committed Note Purchaser hereunder.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Eurodollar Advance" means, an Advance which bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "Eurodollar Interest Period" means, with respect to any Eurodollar Advance, a period commencing on the date of such Eurodollar Advance and ending on the thirtieth (30th) day thereafter; provided, however, that

                  (1) if any such period would otherwise end on a day which is not a Business Day, the Eurodollar Interest Period shall instead end on the next succeeding Business Day (but if such extension would cause the last day of such Eurodollar Interest Period to occur in the next following calendar month, the last day of such Eurodollar Interest Period shall occur on the next preceding Business Day); and

                  (2) upon the occurrence and during the continuation of the Series 2000-2 Rapid Amortization Period, any Eurodollar Interest Period may be terminated at the election of the Committed Note Purchaser by notice to TFFC and the Servicer, and upon such election the Eurodollar Advances in respect of which interest was calculated by reference to such terminated Eurodollar Interest Period shall be converted to Base Rate Advances or included in the CP Tranche until payment in full of the Series 2000-2 Note.

         "Eurodollar Office" means, the office of the Committed Note Purchaser designated as such below its name on the signature page hereof or such other office of the Committed Note Purchaser as designated from time to time by written notice from the Committed Note Purchaser to TFFC, whether or not outside the United States, which shall be making or maintaining Eurodollar Advances of the Committed Note Purchaser hereunder.

         "Eurodollar Rate" means, for any day during any Eurodollar Interest Period, an interest rate per annum equal to:

                  (3) the posted rate for 30-day deposits in United States dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the first day of such Eurodollar Interest Period; or

                  (4) if no such rate appears on Telerate page 3750 at such time and day, then the Eurodollar Rate shall be determined by DB at its principal office in London, England at its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States dollars are being, have been, or would be offered or quoted by DB to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York City time) on such day.

         "Eurodollar Rate (Reserve Adjusted)" means for any Eurodollar Interest Period, an interest rate per annum equal to the sum of (a) 1% and (b) a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the Eurodollar Rate for such Eurodollar Interest Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage of such Eurodollar Interest Period.

         "Eurodollar Reserve Percentage" means in respect of any Reference Lender for any period, the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

         "Eurodollar Tranche" means that portion of the Series 2000-2 Invested Amount purchased or maintained with Eurodollar Advances.

         "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. New York City time.

         "Financial Statements" has the meaning set forth in Section 6.02(b).

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

         "Hedge Agreement" means, an interest swap agreement, interest rate cap agreement, interest rate collar agreement, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rate, in each case in connection with the payment of interest and fees under the Series 2000-2 Note.

         "Hedge Counterparty" means any entity that (i) on the date of entering into any Transaction under (and as defined in) a Hedge Agreement (A) is an interest rate swap dealer that has been approved in writing by the Agent (which approval shall not unreasonably be withheld), and (B) has a long-term unsecured debt rating of not less than "A" by S&P and not less than "A2" by Moody's ("Long-term Rating Requirement") and a short-term unsecured debt rating of not less than "A-1" by S&P and not less than "P-1" by Moody's ("Short-term Rating Requirement"), and (ii) in a Hedge Agreement (A) consents to the assignment of TFFC's rights under such Hedge Agreement to the Agent pursuant to Section 5.3(b) and (B) agrees that in the event that Moody's or S&P reduces its long-term unsecured debt rating below the Long-term Rating Requirement, or reduces its short-term unsecured debt rating below the Short-term Rating Requirement, it shall transfer its rights and obligations under each Transaction under (and as defined in) such Hedge Agreement to another entity that meets the requirements of clauses (i) and (ii) hereof and has entered into a Hedge Agreement with TFFC on or prior to the date of such transfer.

         "Increase Date" shall mean the Business Day on which an Increase in the Series 2000-2 Invested Amount occurs.

         "Initial Advance" means the Advance made under this Agreement as part of the initial Borrowing.

         "Majority Program Support Providers" means Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.

         "Prime Rate" means the rate announced by DB from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by DB in connection with extensions of credit to debtors.

         "Program Support Agreement" means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Committed Note Purchaser or Twin Towers, the issuance of one or more surety bonds for which the Committed Note Purchaser or Twin Towers is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Committed Note Purchaser or Twin Towers to any Program Support Provider of the Series 2000-2 Note (or portions thereof) and/or the making of loans and/or other extensions of credit to the Committed Note Purchaser or Twin Towers in connection with Twin Towers' securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Committed Note Purchaser).

         "Program Support Provider" means and includes any financial institutions and any other or additional Person (other than any customer of TFFC) now or hereafter extending credit or having a commitment to extend credit to or for the account of, and to make purchases from, the Committed Note Purchaser or Twin Towers or issuing a letter of credit or surety bond or other instrument to support any obligations arising under or in connection with Twin Towers' securitization program, in each case pursuant to a Program Support Agreement.

         "Reference Lender" means DB, in its individual capacity and its successors.

         "Secured Party" means (i) Twin Towers and (ii) each Hedge Counterparty that is either Twin Towers or an Affiliate of Twin Towers, if that affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a secured party hereunder.

         "Series 2000-2 Note Purchaser" means Twin Towers or following the funding of any Advance by the Committed Note Purchaser pursuant to Section 2.01, the Committed Note Purchaser, together with any successors and assigns thereof in accordance with the terms hereof.

         "Series 2000-2 Note" has the meaning set forth in paragraph 1 of the preambles hereto.

         "Series 2000-2 Note Rate" has the meaning set forth in Section 3.01.

         "Taxes" has the meaning set forth in Section 3.08.

         "Term" has the meaning set forth in Section 2.05.

                                    ARTICLE I
                     PURCHASE AND SALE OF SERIES 2000-2 NOTE

         SECTION 1.2 The Initial Note Purchase. On the terms and conditions set forth in the Indenture, the Series 2000-2 Supplement and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, TFFC shall cause the Trustee to issue to the Agent, as agent for the Conduit and the Committed Note Purchaser, on the Series 2000-2 Closing Date and the Agent, as agent for the Conduit and the Committed Note Purchaser, shall purchase the Series 2000-2 Note on such date. Such initial Series 2000-2 Note shall be dated the Series 2000-2 Closing Date, registered in the name of the Agent, as agent for the Conduit and the Committed Note Purchaser, and duly authenticated in accordance with the provisions of the Indenture.

         SECTION 1.3 Advances. Subject to the terms and conditions of this Agreement and the Series 2000-2 Supplement, the Conduit may and, if the Conduit determines that it will not make an Advance or any portion of an Advance, the Committed Note Purchaser shall, to the extent the Conduit does not make such Advance and the Commitment Termination Date has not occurred, upon TFFC's request, delivered in accordance with the provisions of Section 2.03, and the satisfaction of all conditions precedent thereto, make Advances from time to time during the Series 2000-2 Revolving Period; provided that no Advance shall be required or permitted to be made on any date if, after giving effect to such Advance, (a) the Series 2000-2 Invested Amount would exceed the Series 2000-2 Maximum Invested Amount or (b) a Series 2000-2 Credit Support Deficiency or an Asset Amount Deficiency exists or would exist. The proceeds of all Advances on any date shall be allocated according the provisions of Article 5 of the Series 2000-2 Supplement. Each of the Advances to be made on any date shall be made singly as part of a single borrowing (each such single borrowing being a "Borrowing"). Subject to the terms of this Agreement and the Series 2000-2 Supplement, the aggregate principal amount of the Advances represented by the Series 2000-2 Note may be increased or decreased from time to time.

         SECTION 1.4 Borrowing Procedures. Whenever TFFC desires that an Advance be made, TFFC shall (or shall cause the Servicer to) notify the Agent by delivering an irrevocable written notice to the Agent no later than 5 p.m. New York City time on the second Business Day prior to the proposed Borrowing (which Borrowing date shall, except in the case of the Initial Advances, be an Increase
Date). Each such notice shall be irrevocable and shall in each case refer to this Agreement and specify the aggregate amount of the requested Borrowing to be made on such date. The Agent shall promptly advise the Conduit of any notice given pursuant to this section and shall promptly thereafter (but in no event later than 1:00 p.m. New York City time on the proposed date of Borrowing) notify the Committed Note Purchaser whether the Conduit has determined to make such Advances. On the date of each Borrowing and subject to the other conditions set forth herein and in the Series 2000-2 Supplement, the Conduit and the Committed Note Purchaser, as the case may be, shall make available to TFFC the amount of such Advance in U.S. dollars to the Series 2000-2 Collection Account no later than 5:00 p.m. on the date of such Borrowing.

         SECTION 1.5 The Series 2000-2 Note. On each date an Advance is funded under the Series 2000-2 Note pursuant to the Series 2000-2 Supplement, and on each date the amount of outstanding Advances thereunder is reduced, a duly authorized officer, employee or agent of the Agent shall make appropriate notations in its books and records of the amount of such Advance and the amount of such reduction, as applicable. TFFC hereby authorizes each duly authorized officer, employee or agent of the Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on TFFC absent manifest error; provided, however, that in the event of a discrepancy between the books and records of the Agent and the records maintained by the Trustee pursuant to the Indenture, such discrepancy shall be resolved by the Agent and the Trustee.

         SECTION 1.6 Commitment Terms. The "Term" of the Commitment hereunder shall be for a period commencing on the date the Committed Note Purchaser enters into this Agreement and ending on the Commitment Termination Date.

         SECTION 1.7 Selection of Interest Rates. Following any assignment by the Conduit to its related Liquidity Providers pursuant to the applicable liquidity purchase agreement or to the Committed Note Purchaser hereunder, TFFC may, during the Series 2000-2 Revolving

Period, elect that Advances accrue interest at the Base Rate or (if TFFC gives notice prior to 11:00 a.m. (London Time) on the date which is two Business Days prior to the commencement of the related Eurodollar Interest Period) that such Advances be made as Eurodollar Advances.

                                   ARTICLE II
                                INTEREST AND FEES

         SECTION 1.8 Interest. Each related Advance funded or maintained by the Series 2000-2 Note Purchaser during the related Series 2000-2 Interest Period (a) through the issuance of Commercial Paper shall bear interest at the CP Rate for such Series 2000-2 Interest Period and (b) through means other than the issuance of Commercial Paper shall bear interest at (i) the Base Rate for the related Series 2000-2 Interest Period or (ii) if the required notice has been given, the Eurodollar Rate (Reserve Adjusted) for the related Eurodollar Interest Period, in each case except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.03 or 3.04. The Series 2000-2 Note Purchaser shall promptly (but in no event later than the Business Day preceding the next Determination Date) notify TFFC and the Servicer of the applicable interest rate for the Advances as of the first day of each Series 2000-2 Interest Period.

                  (1) Interest shall be due and payable on each Distribution Date in accordance with the provisions of the Series 2000-2 Supplement.

                  (2) All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (other than as provided in the definition of Eurodollar Interest Period) and such extension of time shall be included in the computation of the amount of interest owed.

         SECTION 1.9       Fees. On the Series 2000-2 Issuance Date, TFFC shall
(i) pay to the Series 2000-2 Note Purchaser an up-front fee equal to the product of (x) 0.20 % and (y) the Series 2000-2 Maximum Invested Amount.

                  (1) On each Distribution Date, TFFC shall pay to the Series 2000-2 Note Purchaser a facility fee equal to the product of (x) 0.25%, (y) the excess of the Series 2000-2 Maximum Invested Amount over the average daily Series 2000-2 Invested Amount during the related Series 2000-2 Interest Period and (z) the number of days in the related Series 2000-2 Interest Period divided by 360.

         SECTION 1.10 Eurodollar Lending Unlawful. If the Series 2000-2 Note Purchaser, the Committed Note Purchaser or any Program Support Provider shall reasonably determine (which determination shall, upon notice thereof to the Series 2000-2 Note Purchaser and TFFC, be conclusive and binding on the Series 2000-2 Note Purchaser and TFFC absent manifest error) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Committed Note Purchaser or any such Program Support Provider to make, continue, or maintain any Advance as, or to convert any Advance into, the Eurodollar Tranche of such Advance, the obligation of such Person to make, continue or maintain or convert any such Advance as the Eurodollar Tranche of such Advance shall, upon such determination, forthwith be suspended until such Person shall notify the Series 2000-2 Note Purchaser and TFFC that the circumstances causing such suspension no longer exist, and the Series 2000-2 Note Purchaser shall immediately convert (with respect to a Program Support Provider in the manner provided for in the applicable Program Support Agreement) all Advances of the Committed Note Purchaser or any such Program Support Provider, as applicable, into the Base Rate Tranche of such Advance at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 1.11 Deposits Unavailable. If the Series 2000-2 Note Purchaser, the Committed Note Purchaser or any Program Support Provider shall have reasonably determined that

                  (1) Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to the Reference Lender in the relevant market; or

                  (2) by reason of circumstances affecting all Reference Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Eurodollar Tranche of any Advance; or

                  (3) the Series 2000-2 Note Purchaser, the Committed Note Purchaser or the Majority Program Support Providers have notified the Series 2000-2 Note Purchaser and TFFC that, with respect to any interest rate otherwise applicable hereunder to the Eurodollar Tranche of any Advance the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Majority Program Support Providers of making, funding or maintaining their respective Eurodollar Tranche of such Advance for such Eurodollar Interest Period, then, upon notice from the Series 2000-2 Note Purchaser, the Committed Note Purchaser or the Majority Program Support Providers to the Series 2000-2 Note Purchaser and TFFC, the obligations of the Series 2000-2 Note Purchaser, the Committed Note Purchaser and all Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Eurodollar Tranche of such Advance shall forthwith be suspended until the Series 2000-2 Note Purchaser shall notify TFFC that the circumstances causing such suspension no longer exist.

         SECTION 1.12 Increased Costs, etc. TFFC agrees to reimburse the Series 2000-2 Note Purchaser and the Committed Note Purchaser and any Program Support Provider (each, an "Affected Person") for an increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person, including reductions in the rate of return on such Affected Person's capital, in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Eurodollar Tranche of such Advance that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation reinterpretation or phase in, in each case, after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 3.07 and 3.08, respectively; provided, however, that TFFC shall have no obligation to pay any such additional amount under this Section 3.05 with respect to any day or days unless any such Affected Person shall have notified Twin Towers and TFFC of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. Each such demand shall be provided to Twin Towers and TFFC in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by TFFC to Twin Towers and by Twin Towers directly to such Affected Person within five (5) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Twin Towers and TFFC.

         SECTION 1.13 Funding Losses. In the event any Affected Person shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Advance as, or to convert any portion of the principal amount of any Advance into, the Eurodollar Tranche of such Advance) as a result of:

                  (1) any conversion or repayment or prepayment (for any reason, including, without limitation, as a result of the acceleration of the maturity of the Eurodollar Tranche of such Advance or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Eurodollar Tranche on a date other than the scheduled last day of the Eurodollar Interest Period applicable thereto;

                  (2) any Advance not being made as an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein; or

                  (3) any Advance not being continued as, or converted into, an Advance under the Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein, or

                  (4) any failure of TFFC to make a Decrease after giving notice thereof pursuant to Section 2.2(b) of the Series 2000-2 Supplement, (1)

then, upon the written notice of any Affected Person to Twin Towers and TFFC, TFFC shall pay to Twin Towers and Twin Towers shall, within five (5) Business Days of its receipt thereof, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Twin Towers and TFFC.

         SECTION 1.14 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation or reinterpretation or phase in, in each case after the date hereof, of any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its commitment or the Advances made by such Affected Person is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such circumstance, then, in any such case after notice from time to time by such Affected Person to Twin Towers and TFFC, TFFC shall pay to Twin Towers and Twin Towers shall pay an incremental commitment fee sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return; provided, however, that neither TFFC nor Twin Towers shall have any obligation to pay any such additional amount under this Section 3.07 with respect to any day or days unless such Affected Person shall have notified Twin Towers and TFFC of its demand therefor within forty-five (45) days of the date upon which such Affected Person has obtained audited information with respect to the fiscal year of such Affected Person in which such day or days occurred. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on Twin Towers and TFFC; and provided, further, that the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.07 prior to such initial payment. In determining such additional amount, such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions.

         SECTION 1.15 Taxes. All payments by TFFC of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction of any Affected Person, as the case may be, in which it is organized or is operating or any political subdivision thereof and taxes imposed on or measured by its overall net income, overall receipts or overall assets or franchise taxes imposed on it by the jurisdiction of any Affected Person's Domestic Office or Eurodollar Office, as the case may be, or any political subdivision thereof (such nonexcluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by Twin Towers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then TFFC will pay to Twin Towers and Twin Towers will

                  (1) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (2) promptly forward to the agent for the relevant Affected Person an official receipt or other documentation satisfactory to the agent for the relevant Affected Person or evidencing such payment to such authority; and

                  (3) pay to the agent for the relevant Affected Person such additional amount or amounts as is necessary to ensure that the net amount actually received by each Affected Person will equal the full amount such Affected Person would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent hereunder, such Affected Person or its agent may pay such Taxes and Twin Towers will promptly upon receipt of prior written notice stating the amount of such Taxes, pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Affected Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Affected Person would have received had not such Taxes been asserted.

         If TFFC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, TFFC shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.08, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by TFFC.

         Upon the request of TFFC, each Affected Person that is organized under the laws of a jurisdiction other than the United States shall, prior to the initial due date of any payments hereunder one or more (as TFFC may reasonably request) United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. Twin Towers shall not, however, be required to pay any increased amount under this Section 3.08 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.

         SECTION 1.16 Carrying Charges. Any amounts payable by TFFC or Twin Towers under Sections 3.05, 3.06, 3.07 or 3.08 shall constitute Series 2000-2 Carrying Charges.

                                   ARTICLE III
                               OTHER PAYMENT TERMS

         SECTION 1.17 Time and Method of Payment. All amounts payable to any Series 2000-2 Note Purchaser and the Committed Note Purchaser hereunder or with respect to the Series 2000-2 Note shall be made to each of such Persons by wire transfer of immediately available funds in Dollars not later than 1:00 p.m., New York City time, on the date due. Any funds received after that time will be deemed to have been received on the next Business Day.

                                   ARTICLE IV
                                    THE AGENT

         SECTION 1.18 Authorization and Action. Each Secured Party hereby designates and appoints DB as the Agent hereunder, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Conduit, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist for the Agent. In performing its functions and duties hereunder, the Agent shall act solely as agent for the Secured Parties and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for TFFC or any of its successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2000-2 Notes and all other amounts owed by TFFC hereunder (the "Aggregate Unpaids").

         SECTION 1.19 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 1.20 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct or, in the case of the Agent, the breach of its obligations expressly set forth in this Agreement), or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by TFFC contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of TFFC to perform its obligations hereunder, or for the satisfaction of any condition specified in Article 7. The Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of TFFC. The Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2000-2 Limited Liquidation Event of Default unless the Agent has received notice from TFFC or a Secured Party.

         SECTION 1.21 Reliance. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to TFFC), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Conduit or the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Secured Parties, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Secured Parties. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Conduit or the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

         SECTION 1.22 Non-Reliance on the Agent and Other Purchasers. Each Secured Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of TFFC, shall be deemed to constitute any representation or warranty by the Agent. Each Secured Party represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of TFFC and made its own decision to enter into this Agreement and, in the case of a Hedge Counterparty, such Hedge Counterparty's Hedge Agreement.

         SECTION 1.23 The Agent in its Individual Capacity. The Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with TFFC or any Affiliate of TFFC as though the Agent were not the Agent hereunder.

         SECTION 1.24 Successor Agent. The Agent may, upon 5 days notice to TFFC and the Secured Parties, and the Agent will, upon the direction of Twin Towers, resign as Agent. If the Agent shall resign, then Twin Towers, during such 5-day period, shall appoint from among the Secured Parties a successor agent. If for any reason no successor Agent is appointed by Twin Towers during such 5-day period, then effective upon the expiration of such 5-day period, TFFC shall make all payments in respect of the Aggregate Unpaids or under any fee letter delivered in connection herewith directly to the applicable Secured Party and for all purposes shall deal directly with each Secured Party. After any retiring Agent's resignation hereunder as Agent, the provisions of Section 9.05 and this Article 5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 1.25 TFFC. TFFC represents and warrants to the Series 2000-2 Note Purchaser and the Committed Note Purchaser that each of its representations and warranties in the Base Indenture, and the other Related Documents is true and correct and further represents and warrants that:

                  (1) no Amortization Event under the Series 2000-2 Supplement or the Base Indenture, or Series 2000-2 Limited Liquidation Event of Default, or event which, with the giving of notice or the passage of time or both would constitute any of the foregoing, has occurred and is continuing;

                  (2) the Series 2000-2 Note has been duly authorized, executed and delivered and, upon execution thereof by the Trustee, authenticated and represents a legal, valid and binding obligation of TFFC, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity);

                  (3) assuming the Series 2000-2 Note Purchaser or other purchaser of Series 2000-2 Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, the offer and sale of the Series 2000-2 Note in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities

         Act, and the Base Indenture is not required to be qualified under the Trust Indenture Act; and

                  (4) TFFC has furnished to the Agent true, accurate and (except as otherwise consented by the Agent) complete copies of all other Related Documents (including all other series supplements) to which it is a party as of the Series 2000-2 Closing Date, all of which Related Documents are in full force and effect as of the Series 2000-2 Issuance Date and no terms of any such agreements or documents have been amended, modified or otherwise waived as of such date.

                  SECTION 1.26 Servicer. The Servicer represents and warrants to the Series 2000-2 Note Purchaser and the Committed Note Purchaser that:

                  (1) each representation and warranty made by it in each Related Document to which it is a party (including any representations and warranties made by it as Servicer) is true and correct in all material respects as of the date originally made and as of the Series 2000-2 Issuance Date;

                  (2) the audited consolidated balance sheet of the Servicer and its Consolidated Subsidiaries as of December 31, 1999 and the related statements of income, changes in stockholders equity and cash flow as of and for the fiscal year ending on such date (including in each case the schedules and notes thereto) (the "Financial Statements"), have been prepared in accordance with GAAP and present fairly the financial position of the Servicer and its Consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods covered thereby subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items.

         SECTION 1.27 Series 2000-2 Note Purchaser. Each of the Series 2000-2 Note Purchaser and the Committed Note Purchaser represents and warrants to TFFC and the Servicer, as of the date hereof (or as of a subsequent date on which a successor or assign of the Series 2000-2 Note Purchaser or the Committed Note Purchaser shall become a party hereto), that:

                  (1) it has had an opportunity to discuss TFFC's and the Servicer's business, management and financial affairs, and the terms and conditions of the proposed purchase, with TFFC and the Servicer and their respective representatives;

                  (2) it is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2000-2 Note;

                  (3) it is purchasing the Series 2000-2 Note for its own account, or for the account of one or more "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection
         (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

                  (4) it understands that the Series 2000-2 Note has not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that TFFC is not required to register the Series 2000-2 Note, and that any transfer must comply with provisions of Section 2.9 of the Base Indenture;

                  (5) it understands that the Series 2000-2 Note will bear the legend set out in the form of Series 2000-2 Note attached as Exhibit A to the Series 2000-2 Supplement and be subject to the restrictions on transfer described in such legend;

                  (6) it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2000-2 Note;

                  (7) it understands that the Series 2000-2 Note may be offered, resold, pledged or otherwise transferred with TFFC's prior written consent only (A) to TFFC, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by TFFC that the Series 2000-2 Note will be pledged by the Series 2000-2 Note Purchaser pursuant to Twin Towers's commercial paper program documents and may be sold, transferred or pledged to DB or any Affiliate of DB or any commercial paper conduit administered by DB or an Affiliate of DB, without the consent of TFFC;

                  (8) if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2000-2 Note as described in clause (B) or (D) of the preceding paragraph, the transferee of the Series 2000-2 Note will be required to deliver a certificate and may under certain circumstances be required to deliver an opinion of counsel, in each case, as described in the Base Indenture, reasonably satisfactory in form and substance to the applicable seller, that an exemption from the registration requirements of the Securities

         Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2000-2 Note (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the Series 2000-2
         Note included as an exhibit to the Series 2000-2 Supplement. The Series 2000-2 Note Purchaser understands that the registrar and transfer agent for the Series 2000-2 Note will not be required to accept for registration of transfer the Series 2000-2 Note acquired by it, except upon presentation of an executed letter in the form required by the Base Indenture; and

                  (9) it will obtain from any purchaser of the Series 2000-2 Note substantially the same representations and warranties contained in the foregoing paragraphs.

                                   ARTICLE VI
                                   CONDITIONS

         SECTION 1.28 Conditions to Issuance. Neither the Series 2000-2 Note Purchaser nor the Committed Note Purchaser will have any obligation to purchase the Series 2000-2 Note hereunder unless:

                  (1)      the Base Indenture shall be in full force and effect;
         and

                  (2) at the time of such issuance, all conditions to the issuance of the Series 2000-2 Note under the Series 2000-2 Supplement and under Section 2.2 of the Base Indenture shall have been satisfied.

         SECTION 1.29 Conditions to Initial Borrowing. The obligation of the Series 2000-2 Note Purchaser to fund the initial Borrowing hereunder shall be subject to the satisfaction of the following conditions precedent:

                  (1) the Agent shall have received a duly executed and authenticated Series 2000-2 Note registered in its name, as agent for Twin Towers and the Committed Note Purchaser, and stating that the principal amount thereof shall not exceed the Series 2000-2 Maximum Invested Amount;

                  (2) this Agreement and the Series 2000-2 Supplement shall have been duly executed by, and delivered by, the parties hereto and thereto (other than Twin Towers, the Agent and the Committed Note Purchaser), and the Agent shall have received such other documents, instruments, agreements and legal opinions as the Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Agent;

                  (3) each of TFFC and the Servicer shall have delivered to the Agent a certification in the form of Exhibit A; and

                  (4) TFFC shall have paid all fees required to be paid by it on the Series 2000-2 Closing Date, including all fees required hereunder.

         SECTION 1.30 Conditions to Each Borrowing. The election of the Series 2000-2 Note Purchaser to fund, and the obligation of the Committed Note Purchaser to fund, any Borrowing on any day (including the initial Borrowing) shall be subject to the conditions precedent that on the date of the Borrowing, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (1) (i) the representations and warranties of TFFC set out in this Agreement, (ii) the representations and warranties of the Servicer set out in this Agreement, and (iii) the representations and warranties of TFFC and the Servicer set out in the Base Indenture and the other Related Documents to which each is a party, in each such case, shall be true and accurate as of the date of the Borrowing with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (2) the Series 2000-2 Rapid Amortization Period has not commenced;

                  (3) the Committed Note Purchaser shall have received the Monthly Noteholders' Statement for the Related Month immediately preceding the date of such Borrowing and an executed advance request in the form of Exhibit B hereto (each such request, an "Advance Request") certifying as to the current Aggregate Asset Amount and Series 2000-2 Enhancement Amount; and

                  (4) all limitations specified in Section 2.02 of this Agreement shall have been satisfied.

         The giving of any notice pursuant to Section 2.03 shall constitute a representation and warranty by TFFC and the Servicer that all conditions precedent to such Borrowing have been satisfied.

                                   ARTICLE VII
                                    COVENANTS

         SECTION 1.31 Covenants. TFFC and the Servicer each severally covenants and agrees that, until the Series 2000-2 Note has been paid in full and the Term has expired, it will:

                  (1) duly and timely perform all of its respective covenants and obligations under each Related Document to which it is a party;

                  (2) not, except as contemplated by Article 12 of the Base Indenture, amend, modify, waive or give any approval, consent or permission under, any provision of the Base Indenture or any other Related Document to which it is a party unless any such amendment, modification, waiver or other action is in writing and made in accordance with the terms of the Base Indenture or such other Related Document, as applicable;

                  (3) at the same time any report, notice or other document is provided to the Rating Agencies and/or the Trustee, or caused to be provided, by TFFC or the Servicer under the Base Indenture, or by any of the Lessees or the Servicer to TFFC under the Group I Master Lease, provide the Committed Note Purchaser with a copy of such report, notice or other document; provided, however, that neither the Servicer nor TFFC shall have any obligation under this Section 8.01(c) to deliver to the Committed Note Purchaser copies of any (i) Monthly Noteholders' Statements which relate solely to a series of Notes other than the Series 2000-2 Note or (ii) vehicle identification number listings;

                  (4) at any time and from time to time, following reasonable prior notice from the Committed Note Purchaser, and during regular business hours, permit the Committed Note Purchaser, or its agents, representatives or permitted assigns, access to the offices of, the Servicer, any Lessee and TFFC, as applicable, (i) to examine and make copies of and abstracts from all documentation relating to the Collateral on the same terms as are provided to the Trustee under
         Section 8.8 of the Base Indenture, and (ii) to visit the offices and properties of, the Servicer, any Lessee, and TFFC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Collateral, or the administration and performance of the Base Indenture, the Series 2000-2 Supplement and the other Related Documents with any of the officers or employees of, the Servicer, any Lessee and/or TFFC, as applicable, having knowledge of such matters;

                  (5) at any time during the Series 2000-2 Rapid Amortization Period, upon the written request of the Series 2000-2 Note Purchaser or the Committed Note Purchaser, provide a Hedge Agreement, in form and substance satisfactory to the requesting party and pay in full all amounts due and payable from time to time thereunder.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         SECTION 1.32 Amendments. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Servicer, TFFC, the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser therefrom, shall in any event be effective unless the same shall be in writing and signed by the Servicer, TFFC, the Committed Note Purchaser, the Conduit and the Series 2000-2 Note Purchaser.

         SECTION 1.33 No Waiver; Remedies. Any waiver, consent or approval given by any party hereto shall be effective only in the specific instance and for the specific purpose for which given, and no waiver by a party of any breach or default under this Agreement shall be deemed a waiver of any other breach or default. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce the right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 1.34 Binding on Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, TFFC, the Servicer, the Committed Note Purchaser, the Series 2000-2 Note Purchaser, the Conduit and their respective successors and assigns; provided, however, that neither TFFC nor the Servicer may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Series 2000-2 Note Purchaser and the Committed Note Purchaser and provided, further, that none of the Series 2000-2 Note Purchaser, the Conduit or the Committed Note Purchaser may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or in connection herewith or any interest herein except as permitted under this Section 9.03. Nothing expressed herein is intended or shall be construed to give any Person other than the Persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                  (1) Notwithstanding any other provision set forth in this Agreement, the Series 2000-2 Note Purchaser may at any time grant to one or more Program Support Providers a participating interest in or lien on the Series 2000-2 Note Purchaser's interests in the Advances made hereunder and such Program Support Provider, with respect to its participating interest, shall be entitled to the benefits granted to the Series 2000-2 Note Purchaser under this Agreement.

                  (2) Twin Towers may at any time assign its rights in the Series 2000-2 Note (and its rights hereunder and under the Related Documents) to the Committed Note Purchaser. Furthermore, Twin Towers may at any time grant a security interest in and lien on, all or any portion of its interests under this Agreement, the Series 2000-2 Note and all Related Documents to (i) the Committed Note Purchaser, (ii) any Person who, at any time now or in the future, provides program liquidity or credit enhancement, including without limitation, a surety bond for Twin Towers or (iii) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for Twin Towers, including without limitation, a surety bond; provided, however, any such security interest or lien shall be released upon assignment of the Series 2000-2 Note to the Committed Note Purchaser. The Committed Note Purchaser may assign its Commitment or all or any portion of its interest under the Series 2000-2 Note, this Agreement and the Related Documents to any Person with the written consent of TFFC. Notwithstanding the foregoing, it is understood and agreed by TFFC that the Series 2000-2 Note will be pledged by the Series 2000-2 Note Purchaser pursuant to Twin Towers's commercial paper program documents and may be sold, transferred or pledged to Twin Towers or any Affiliate of the Series 2000-2 Note Purchaser or any commercial paper conduit administered by the Series 2000-2 Note Purchaser or an Affiliate of the Series 2000-2 Note Purchaser without the consent of TFFC or any Series 2000-2 Letter of Credit Provider. Notwithstanding any other provisions set forth in this Agreement, the Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Agreement, the Series 2000-2 Note and the Related Documents in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         SECTION 1.35 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Series 2000-2 Note delivered pursuant hereto shall survive the making and the repayment of the Advances and the execution and delivery of this Agreement and the Series 2000-2 Note and shall continue in full force and effect until all interest and principal on the Series 2000-2 Note and other amounts owed hereunder have been paid in full and the commitment of the Series 2000-2 Note Purchaser hereunder has been terminated. In addition, the obligations of TFFC and Twin Towers under Sections 3.03, 3.04, 3.05, 3.06, 3.07 and 3.08 shall survive the termination of this Agreement.

         SECTION 1.36 Payment of Costs and Expenses; Indemnification; Payment of Costs and Expenses. TFFC agrees to pay on demand all reasonable expenses of the Series 2000-2 Note Purchaser, the Conduit and the Committed Note Purchaser (including the reasonable fees and out-of-pocket expenses of counsel to the Series 2000-2 Note Purchaser, the Conduit and the Committed Note Purchaser, if any) in connection with

                  (1) the negotiation, preparation, execution, delivery and administration of this Agreement and of each other Related Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Related Document as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and

                  (2) the consummation of the transactions contemplated by this Agreement and the other Related Documents.

TFFC further agrees to pay, and to save the Series 2000-2 Note Purchaser, the Conduit and the Committed Note Purchaser harmless from all liability for, (i) any breach by TFFC of its obligations under this Agreement (ii) all reasonable costs incurred by the Series 2000-2 Note Purchaser in enforcing this Agreement and (iii) any stamp, documentary, sales, excise or other taxes which may be payable in connection with the execution or delivery of this Agreement, any Borrowing hereunder, or the issuance of the Series 2000-2 Note or any other Related Documents. TFFC also agrees to reimburse the Series 2000-2 Note Purchaser and the Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Series 2000-2 Note Purchaser in connection with (x) the negotiation of any restructuring or "workout", whether or not consummated, of the Related Documents and (y) the enforcement of the Related Documents.

                  (2) Indemnification. In consideration of the execution and delivery of this Agreement by the Series 2000-2 Note Purchaser and the Committed Note Purchaser, TFFC hereby indemnifies and holds the Series 2000-2 Note Purchaser and the Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, without limitation, any liability in connection with the offering and sale of the Series 2000-2 Note), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) as a result of, or arising out of, or relating to

                  (1) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or
                  (2) the entering into and performance of this Agreement and any other Related Document by any of the Indemnified Parties,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, TFFC hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 9.05(b) shall in no event include indemnification for any Taxes (which indemnification is provided in Section 3.08). TFFC shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.

         SECTION 1.37 Characterization as Related Document; Entire Agreement. This Agreement shall be deemed to be a Related Document for all purposes of the Base Indenture and the other Related Documents. This Agreement, together with the Base Indenture, the Series 2000-2 Supplement, the documents delivered pursuant to Section 7.02 and the other Related Documents, including the exhibits and schedules thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 1.38 Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         SECTION 1.39 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 1.40      Tax Characterization. Each party to this Agreement
(a) acknowledges that it is the intent of the parties to this Agreement that, for accounting purposes and for all federal, state and local income and franchise tax purposes, the Series 2000-2 Note will be treated as evidence of indebtedness issued by TFFC, (b) agrees to treat the Series 2000-2 Note for all such purposes as indebtedness (unless instructed to treat such Series 2000-2 Note otherwise by an applicable taxing authority) and (c) agrees that the provisions of the Related Documents shall be construed to further these intentions.

         SECTION 1.41 No Proceedings; Limited Recourse. TFFC. Each of the parties hereto (other than TFFC) hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of any Notes issued by TFFC pursuant to the Base Indenture, it will not institute against, or join with any other Person in instituting against, TFFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, all as more particularly set forth in Section 13.16 of the Base Indenture and subject to any retained rights set forth therein; provided, however, that nothing in this
Section 9.10(a) shall constitute a waiver of any right to indemnification, reimbursement or other payment from TFFC pursuant to this Agreement, the Series 2000-2 Supplement or the Base Indenture. In the event that the Committed Note Purchaser (solely in its capacity as such) or the Series 2000-2 Note Purchaser (solely in its capacity as such) takes action in violation of this Section 9.10(a), TFFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against TFFC or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(a) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by the Committed Note Purchaser or the Series 2000-2 Note Purchaser in assertion or defense of its claims in any such proceeding involving TFFC. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, director, affiliate or incorporator of TFFC; provided, however, nothing in this Section 9.10(a) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct. In addition, each of the parties hereto agree that all fees, expenses and other costs payable hereunder by TFFC shall be payable only to the extent set forth in
Section 13.17 of the Base Indenture and that all other amounts owed to them by TFFC shall be payable solely from amounts that become available for payment pursuant to the Base Indenture and the Series 2000-2 Supplement.

                  (1) Twin Towers. Each of the parties hereto (other than Twin Towers), hereby covenants and agrees that it will not, and the Servicer will cause the Lessees not to, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Notes, institute against, or join with any other Person in instituting against, Twin Towers, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law, subject to any retained rights set forth therein; provided, however, that nothing in this Section 9.10(b) shall constitute a waiver of any right to indemnification, reimbursement or other payment from Twin Towers pursuant to this Agreement, the Series 2000-2 Supplement or the Base Indenture. In the event that TFFC, the Servicer, the Committed Note Purchaser (solely in its capacity as such) or any of the Lessees takes action in violation of this Section 9.10(b), Twin Towers agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Person against Twin Towers or the commencement of such action and raise the defense that such Person has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10(b) shall survive the termination of this Agreement. Nothing contained herein shall preclude participation by TFFC, the Servicer, the Committed Note Purchaser or any Lessee in assertion or defense of its claims in any such proceeding involving Twin Towers. The obligations of Twin Towers under this Agreement are solely the corporate obligations of Twin Towers. No recourse shall be had for the payment of any amount owing in respect of this Agreement, including the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, against any stockholder, employee, officer, director, affiliate or incorporator of Twin Towers and no personal liability whatsoever shall attach to or be incurred by any administrator of Twin Towers or any incorporator, stockholder, affiliate, officer, employee or director of Twin Towers or of any such administrator, under or by reason of any of the obligations, covenants or agreements of Twin Towers contained in this Agreement or that are implied therefrom, and that any and all personal liability of every such administrator of Twin Towers and each incorporator, stockholder, affiliate, officer, employee or director of Twin Towers or of any such administrator, for breaches by Twin Towers of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is, to the extent permitted under applicable law, hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided, however, nothing in this Section 9.10(b) shall relieve any of the foregoing Persons from any liability which any such Person may otherwise have for its gross negligence or willful misconduct.

                  (2) Notwithstanding anything in this Agreement to the contrary, Twin Towers shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to Twin Towers after paying or making provision for the payment of the short term promissory notes issued by Twin Towers. All payment obligations of Twin Towers hereunder are contingent on the availability of funds in excess of the amounts necessary to pay such short term promissory notes and each of the other parties hereto agrees that it will not have a claim under Section 1.01(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by Twin Towers exceeds the amount available to Twin Towers to pay such amount after paying or making provision for the payment of such short term promissory notes.

         SECTION 1.42 Confidentiality. Each of the Committed Note Purchaser, the Conduit and the Series 2000-2 Note Purchaser agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of the Servicer, TFFC and the applicable Lessee, other than (a) to their Affiliates and their officers, directors, employees, agents, regulators and advisors, to actual or prospective assignees and participants and to the rating agencies, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process of which TFFC, the Servicer or the applicable Lessee, as the case may be, has knowledge; provided that the Committed Note Purchaser, the Conduit and the Series 2000-2 Note Purchaser may disclose Confidential Information as required by any law, rule or regulation or judicial process of which TFFC, the Servicer or the applicable Lessee, as the case may be, does not have knowledge if the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser is prohibited by law from disclosing such requirement to TFFC, the Servicer or the applicable Lessee, as the case may be, or (c) in the course of litigation with TFFC, the Servicer or the applicable Lessee, the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser.

         "Confidential Information" means information that TFFC, the Servicer or the applicable Lessee furnishes to the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser on a confidential basis and which is labeled "Confidential" by the provider thereof, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser or other Person to which the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser delivered such information or that is or becomes available to the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser from a source other than TFFC, the Servicer or the applicable Lessee, provided that such source is not (1) known to the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser to be bound by a confidentiality agreement with TFFC, the Servicer, the applicable Lessee, as the case may be, or (2) known to the Committed Note Purchaser, the Conduit or the Series 2000-2 Note Purchaser to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         SECTION 1.43 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. SECTION 1.1

         SECTION 1.44 Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY OF THE PARTIES HEREUNDER WITH RESPECT TO THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT MAY BE BROUGHT IN ANY STATE OR (TO THE EXTENT PERMITTED BY APPLICABLE LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT, ALL PARTIES HEREUNDER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT.

         SECTION 1.45 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES HEREUNDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES IN CONNECTION HEREWITH OR THEREWITH. ALL PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SIGNIFICANT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS SERIES 2000-2 NOTE PURCHASE AGREEMENT.

         SECTION 1.46 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                    [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.



                                    TEAM FLEET FINANCING CORPORATION



                                    By:
                                       ----------------------------------------
                                       Name:    Robert L. Aprati
                                       Title:   Secretary
                                    Address:    4225 Naperville Road
                                                Lisle, Illinois 60535
                                    Attention:
                                    Telephone:  630-955-1900
                                    Facsimile:  630-955-7799



                                    BUDGET GROUP, INC.



                                    By:
                                       ----------------------------------------
                                       Name:    Robert L. Aprati
                                       Title:   Secretary

                                    Address:    4225 Naperville Road
                                                Lisle, Illinois 60535
                                    Attention:
                                    Telephone:  630-955-1900
                                    Facsimile:  630-955-7799

                                    TWIN TOWERS, INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:
                                       Address:

                                    Attention:
                                    Telephone:
                                    Facsimile:



                                    COMMITMENT AMOUNT: Series 2000-2
                                        Maximum Invested
                                    AMOUNT PERCENTAGE:  100%
                                    DEUTSCHE BANK AG, New York
                                    Branch, as Committed Note Purchaser



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Address:

                                    Attention:
                                    Telephone:
                                    Facsimile:

                                    COMMITMENT AMOUNT: Series 2000-2
                                        Maximum Invested Amount
                                    DEUTSCHE BANK AG, New York
                                    Branch, as Agent



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                    Address:

                                    Attention:
                                    Telephone:
                                    Facsimile:

                           EXHIBIT A to Series 2000-2
                            Note Purchase Agreement


                                    FORM OF
                         OFFICER'S CLOSING CERTIFICATE


         The undersigned, a duly elected ________________ of [Team Fleet Financing Corporation] [Budget Group, Inc.] (the "Corporation"), hereby certifies in connection with (i) that certain Series 2000-2 Supplement, dated as of June 29, 2000 (the "Supplement"), by and between Team Fleet Financing Corporation, as issuer, and The Bank of New York, as Trustee and Enhancement Agent, and (ii) that certain Series 2000-2 Note Purchase Agreement, dated as of June 29, 2000 (the "Agreement" and, together with the Supplement, the "Series 2000-2 Related Documents"), by and among Budget Group, Inc., as Servicer, Variable Funding Capital Corporation, the investors named therein, Deutsche Bank AG, New York Branch, as agent, and Deutsche Bank AG, New York Branch, as committed note purchaser, as follows:

         1. Each of the representations and warranties of the Corporation contained in the Series 2000-2 Related Documents is true and correct on and as of the date hereof as though made on and as of such date (except to the extent any such representation and warranty relates solely to an earlier date), and no event has occurred and is continuing, or would result from the transactions effected pursuant thereto as of the Series 2000-2 Issuance Date, that constitutes or would constitute an Amortization Event or a Liquidation Event or a Series 2000-2 Limited Liquidation Event of Default.

         2. The Corporation has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of the Related Documents to which it is a party and the consummation of the transactions contemplated and no additional consents or approvals are required.

         3. The Corporation is in compliance in all material respects with all Applicable Laws, except to the extent failure to so comply with any such Applicable Laws would not have a material adverse effect on the Corporation's ability to perform its obligations under the Related Documents to which it is a party.

         Capitalized terms herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement and if not defined therein, the meaning assigned to them in the Supplement.

         IN WITNESS WHEREOF, I have signed and delivered this Officer's Certificate this _____ day of June 2000.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:  Secretary

                             EXHIBIT B to Series 2000-2 Note Purchase Agreement


                            FORM OF ADVANCE REQUEST

Deutsche Bank AG, New York Branch, as Committed Note Purchaser under the Series 2000-2 Note Purchase Agreement referred to below [Address]

Attention:

Ladies and Gentlemen:

         This Advance Request is delivered to you pursuant to Section 7.03(c) of that certain Series 2000-2 Note Purchase Agreement, dated as of June 29, 2000 (as amended, supplemented, restated or otherwise modified from time to time, the "Series 2000-2 Note Purchase Agreement"), among Team Fleet Financing Corporation, a Delaware corporation ("TFFC"), Budget Group, Inc., a Delaware corporation, as Servicer ("Budget", and in such capacity, the "Servicer"), Variable Funding Capital Corporation, a Delaware corporation ("Series 2000-2 Note Purchaser"), DB National Bank, a national banking corporation, as the Committed Note Purchaser (in such capacity, the "Committed Note Purchaser") and DB Securities, Inc., a Virginia corporation, as Agent. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Section 1.01 of the Series 2000-2 Note Purchase Agreement.

         The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___.

         The undersigned hereby certifies that (i) the Aggregate Asset Amount as of the date hereof is an amount equal to $______________ and (ii) the Series 2000-2 Enhancement Amount as of the date hereof is an amount equal to $______________.

         The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in
Section 7.03 of the Series 2000-2 Note Purchase Agreement have been satisfied and all statements set forth in Section 6.01 of the Series 2000-2 Note Purchase Agreement are true and correct, as if made on and as of the date of such Advance.

         The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and the Series 2000-2 Note Purchaser. Except to the extent, if any, that prior to the time of the Advance requested hereby you and the Series 2000-2 Note

Purchaser shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

         Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:

                         [insert payment instructions]

         The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________ 20___.



                                    TEAM FLEET FINANCING CORPORATION



                                    By:
                                       ----------------------------------------

                                       Title:


                                      -2-